EXHIBIT 99.2
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Footnotes to Form 3:

(1) Securities held of record by M/C Venture Partners V, L.P. By virtue of their relationship as affiliated investment entities whose sole general partners or managing members share individual general partners, M/C Venture Investors, LLC and Chestnut Venture Partners, L.P. may be deemed members of a "group" with M/C Venture Partners V, L.P. for purposes of Section 13(d) of the Exchange Act and to beneficially own the shares held of record by M/C Venture Partners V, L.P. M/C VP V, LLC (as the general partner of M/C Venture Partners V, L.P.), and Chestnut Street Partners, Inc. (as the general partner of Chestnut Venture Partners, L.P.) may be deemed to beneficially own the shares held of record by M/C Venture Partners V, L.P. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any, and the reporting herein of such securities shall not be construed as an admission of beneficial ownership thereof for purposes of Section 16 or for any other purpose.

(2) Securities held of record by M/C Venture Investors, LLC. By virtue of their relationship as affiliated investment entities whose sole general partners or managing members share individual general partners, M/C Venture Partners V, L.P. and Chestnut Venture Partners, L.P. may be deemed members of a "group" with M/C Venture Investors, LLC for purposes of Section 13(d) of the Exchange Act and to beneficially own the shares held of record by M/C Venture Investors, LLC. M/C VP V, LLC (as the general partner of M/C Venture Partners V, L.P.) and Chestnut Street Partners, Inc. (as the general partner of Chestnut Venture Partners, L.P.) may be deemed to beneficially own the shares held of record by M/C Venture Investors, LLC. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any, and the reporting herein of such securities shall not be construed as an admission of beneficial ownership thereof for purposes of Section 16 or for any other purpose.

(3) Securities held of record by Chestnut Venture Partners, L.P. By virtue of their relationship as affiliated investment entities whose sole general partners or managing members share individual general partners, M/C Venture Partners V, L.P. and M/C Venture Investors, LLC may be deemed members of a "group" with Chestnut Venture Partners, L.P. for purposes of Section 13(d) of the Exchange Act and to beneficially own the shares held of record by Chestnut Venture Partners, L.P. Chestnut Street Partners, Inc. (as the general partner of Chestnut Venture Partners, L.P.) and M/C VP V, LLC (as the general partner of M/C Venture Partners V, L.P.) may be deemed to beneficially own the shares held of record by Chestnut Venture Partners, L.P. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any, and the reporting herein of such securities shall not be construed as an admission of beneficial ownership thereof for purposes of
Section 16 or for any other purpose.